Exhibit 12

PETER J. WILKE

ATTORNEY AT LAW

8117 W Manchester Ave, Suite 700

Playa del Rey, California 90293

323-397-5380

petewilke1@aol.com

petewilkeatty@gmail.com

www.petewilke.com

December 20, 2022

Board of Directors

American Stories Entertainment, Inc.

Regarding: Regulation A+ Offering Statement on Form 1-A

Ladies and Gentlemen:

I have been special counsel for American Stories Entertainment, Inc., a Florida corporation, in connection with the proposed sale ("Sale") of the Company's non-voting Common Stock Class B shares pursuant to the Regulation A+ Offering Statement on Form 1-A (“Form 1-A”), filed on EDGAR December 20, 2022 with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

The Form 1-A/Offering Circular, relates to the proposed Sale and issuance by the Company of up to 6,000,000 shares of Common Stock Class B shares, with no par value.

I find the Company is in Good Standing with the Florida Secretary of State as of the date of this letter.

In the preparation of this legal opinion, I have examined originals or copies identified to my satisfaction of: (i) The Articles of Incorporation of the Company, and Amendments thereto; (ii) the Company’s Bylaws; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares being registered pursuant to the Form 1-A/Offering Circular; (iv) the Form 1-A and exhibits thereto. I have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we deemed necessary or advisable for purposes of this legal opinion.

In my examination, I have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to me as originals, the conformity to the originals of all documents and instruments submitted to me as certified or conformed copies, the correctness of all certificates, the capacity of all natural persons, and the accuracy and completeness of all records, documents, instruments and materials made available to me by the Company.

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Board of Directors
American Stories Entertainment, Inc.

December 20, 2022

I assume/take no responsibility for any changes that may have occurred with respect to the status of the Corporation, or any other factual matters addressed in the Company's Articles, from and after date of this legal opinion.

For purposes of this legal opinion, I have assumed that, prior to the issuance of any Shares, (1) the Form 1-A, as it may be amended, will have become qualified under the Act and (2) the Corporation has obtained all necessary permits or qualification of the securities being offered to consummate the Sale as described in the Form 1-A, and the Corporation is otherwise in compliance with all federal, state, and local laws applicable to it and its business. Based upon and subject to the foregoing, it is my opinion that the Shares being sold pursuant to the Form 1-A are duly authorized and will be, when issued in the manner described in the Form 1-A, legally and validly issued, fully paid and non-assessable.

This legal opinion is limited to the matters set forth herein, and no opinion is expressed other than as expressly set forth herein. This legal opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this legal opinion are subject to change if any laws should change or be enacted in the future. I have no obligation to update this legal opinion or to otherwise communicate with you in the event of any such change.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Form 1-A or any portion thereof.

I consent to the use of this legal opinion as an exhibit to the Form 1-A. In giving such consent, I do not hereby admit that I am an expert or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ PETER J. WILKE

PETER J. WILKE

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